Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we hereby consent to the incorporation of our report dated March 25, 2008 relating to the consolidated financial statements of MicroFinancial Incorporated as of December 31, 2006 and 2007, and for the years ended December 31, 2005, 2006 and 2007 included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-75801, 333-77211 and 333-85324) and Form S-3 (File No. 333-122020).

/s/ Vitale, Caturano & Company, Ltd. Boston, Massachusetts
March 25, 2008